UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 18, 2011, we held our annual meeting of shareholders to consider and act upon a proposal to elect seven directors of Porter Bancorp to serve until the 2012 Annual Meeting of Shareholders.

The following directors were elected, receiving the votes as noted.

Director	For	Withhold	Broker Non-Votes

Maria L. Bouvette	9,978,171	110,092	0
David L. Hawkins	9,157,706	930,557	0
W. Glenn Hogan	9,980,689	107,574	0
Sidney L. Monroe	9,742,878	345,385	0
J. Chester Porter	9,745,170	343,093	0
Stephen A. Williams	9,743,217	345,046	0
W. Kirk Wycoff	9,980,568	107,695	0

The shareholders also considered a resolution to approve, in a non-binding advisory vote, the compensation of the company’s executives.  The resolution to approve the compensation of the company’s executives was approved by the shareholders, as noted below.

For	Against	Abstain	Broker Non-Votes

9,916,089	67,604	104,570	0

No other proposals were voted upon at the annual meeting.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Porter Bancorp, Inc. on May 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 20, 2011	Porter Bancorp, Inc.

		By:	/s/ David B. Pierce
David B. Pierce
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated May 18, 2011